Exhibit 99.4

ELEQT LTD.

United Kingdom

Consolidated financial statements

For the period November 29, 2011 until December 31, 2012

Eleqt Ltd., United Kingdom

Eleqt Ltd., United Kingdom

DIRECTORS’ REPORT

Management of the Company hereby presents its financial statements for the financial year ended on December 31, 2012.

General information

On January 27, 2012 the Company acquired Elysiants NV and Qubers Limited by means of transfer of the entire issued share capital of Elysiants NV by the shareholders of Elysiants NV and transfer of the entire issued share capital of Qubers limited by Quintessentially Publishing Limited.

2012, in every aspect of the business, has been a transition year for the Company as it brought both networks together under one new brand, ELEQT, and introduced the network to several new markets around the world.

The ELEQT social network opens a window into a new realm of luxury networking, offering connected and discerning HNW individuals the opportunity to access the best possible business opportunities, to engage with international peers, get involved in mutually beneficial corporate deals, and have access to even greater luxury lifestyle benefits. By encouraging individuality, creating introductions to top luxury brands and offering access to the world’s hottest events and locations.

Revenues are derived from multiple revenue streams including off line events and promotions, committed advertising, banner advertising, license fees and others.

As a result of the above-mentioned acquisitions the Company induced significantly higher than expected advisory, rebranding and development costs. Also, the board of the Company decided, in order to give a realistic view of the Company, to take a significant provision for historic doubtful debt, accumulated over the past 5 years within Elysiants NV, as a one-time charge in this year’s accounts.

Towards the end of the year the Company started investing considerably in the development of a completely new online network and enabling technology with an expected completion in H3 2013.

Amidst all this the Company managed to achieve significant growth on all key metrics, including revenue and membership growth.

As laid out in the Company’s strategy, the Company is investing constantly in technology, organization, international roll-out and market share growth in order to become the world’s leading exclusive social network. The Company is in the early stages of its development and as a result, historically, the Company has had operating losses, and negative cash flows from operations.

The Company and its subsidiaries have seen significant growth in revenue in every year of its existence and a steady improvement in net result. However, the Company will seek to raise additional capital in order to further accelerate its growth. The successful completion of this may be adversely impacted by uncertain market conditions, changes in the competitive landscape and failure to reach certain milestones. To address its financing requirements, the Company will seek financing through debt and/or equity financings, asset sales, and rights offerings to new and existing shareholders. The outcome of these matters cannot be predicted at this time.

Eleqt Ltd., United Kingdom

Management expects that it will be able to acquire sufficient capital, both from its operating cash flow and from financing activities, to remain fully operational in the foreseeable future.

In 2013 the Company successfully attracted new financing from both existing and new shareholders.

On behalf of the board of ELEQT Ltd.,

Ruud Smeets

CEO

KPMG Accountants B.V.	Telephone	+599-9 732 5100
Emancipatie Boulevard 18	Telefax	+599-9 737 5588
P.O. Box 3082	Internet	www.kpmg.com/dutchcaribbean
Willemstad
Curaçao
Our ref 13/07-028

The Board of Directors and Shareholders

Eleqt Ltd.

REVIEW REPORT

Introduction

We have reviewed the accompanying consolidated financial statements of Eleqt Ltd. for the period November 29, 2011 until December 31, 2012. Management is responsible for the preparation and fair presentation of these financial statements in accordance with International Financial Reporting Standards. Our responsibility is to issue a review report on these financial statements.

Scope

We conducted our review in accordance with the International Standard on Review Engagements 2400. This Standard requires that we plan and perform the review to obtain moderate assurance as to whether the financial statements are free of material misstatement. A review is limited primarily to inquiries of company personnel and analytical procedures applied to financial data and thus provides less assurance than an audit. We have not performed an audit and, accordingly, we do not express an audit opinion.

Conclusion

Based on our review, nothing has come to our attention that causes us to believe that the accompanying financial statements do not give a true and fair view of the financial position of Eleqt Ltd. as at December 31, 2012, and of its results for the period November 29, 2011 until December 31, 2012 in accordance with International Financial Reporting Standards.

Emphasis of Matter

We draw attention to note 1 regarding “going concern basis for accounting” in the consolidated financial statements which indicates the reasons for operating losses and negative cash-flows. Eleqt Ltd. will raise additional capital to remain fully operational in the foreseeable future. However this may be adversely impacted by uncertain market conditions, changes in the competitive landscape and failure to reach certain milestones. These conditions, along with other matters as set forth in note 1, indicates the existence of a material uncertainty which may cast significant doubt about the Company’s ability to continue as a going concern.

Curaçao,

October 18, 2013

KPMG Accountants B.V.

/s/ M.L.M. Kesselaer RA

M.L.M. Kesselaer RA

KPMG Accountants B.V. a Curaçao limited liability company with branches elsewhere and member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity	Trade register Curaçao no 75187 (O)

Eleqt Ltd., United Kingdom

Consolidated statement of financial position as at December 31, 2012

Assets		31-12-2012
(in US dollars)

Non-current assets
Tangible fixed assets (note 2)	13,872
Intangible fixed assets (note 3)	211,875
		225,747

Current assets
Trade and other receivables (note 4)	180,870
Cash and cash equivalents (note 5)	97,185
		278,055

Total assets		503,802

Liabilities and equity		31-12-2012
(in US dollars)

Equity
Share capital	174
Share premium	1,053,000
Retained earnings	-
Result for the period	(856,183)
Equity attributable to owners of the Company		196,991
Non-controlling interest		(126,940)
Total equity		70,051

Current liabilities
Debt to shareholders (note 7)	30,235
Trade payables (note 7)	98,911
Other payables (note 7)	304,605
		433,751

Total liabilities and equity		503,802

The notes on page 9 to 19 are an integral part of these consolidated financial statements	page 5

Eleqt Ltd., United Kingdom

Consolidated statement of comprehensive income for the period from November 29, 2011 until December 31, 2012

	29-11-2011 - 31-12-2012
(in US dollars)

Income
Revenues (note 12)		1,012,496

Expenses
Personnel expenses (note 13)	706,843
General expenses (note 14)	345,735
Impairment loss on trade receivables (prior years)	421,793
Marketing expenses	329,151
Housing expenses	133,534
Depreciation	4,319
		1,941,375

Results from operating activities		(928,879)

Interest expense	10,544
Currency exchange differences	1,280
		11,824
Net loss before profit tax		(940,703)

Profit tax		-

Net loss for the period		(940,703)

Other comprehensive income		-

Comprehensive income for the period		(940,703)

Net loss attributable to:
Owners of the Company		(856,183)
Non-controlling interest		(84,520)

Net loss for the period		(940,703)

The notes on page 9 to 19 are an integral part of these consolidated financial statements	page 6

Eleqt Ltd., United Kingdom

Consolidated statement of changes in shareholder’s equity for the period from November 29, 2011 until December 31, 2012

	Share capital	Share premium	Retained earnings	Total	Non- controlling interest	Total equity
(in US dollars)

Movements:

Paid up share capital	4	-	-	4	-	4
Issue of shares related to business combination	159	327,730	-	327,889	(42,420)	285,469
Issue of ordinary shares	5	364,995	-	365,000	-	365,000
Issue of ordinary shares related to converted notes	6	360,275	-	360,281	-	360,281
Loss for the period	-	-	(856,183)	(856,183)	(84,520)	(940,703)

Balance at December 31, 2012	174	1,053,000	(856,183)	196,991	(126,940)	70,051

The issued capital consists of the following ordinary shares, with a par value of GBP0.01 each. As per December 31, 2012 in total 10.726 shares are issued and fully paid.

The notes on page 9 to 19 are an integral part of these consolidated financial statements	page 7

Eleqt Ltd., United Kingdom

Consolidated statement of cash flows for the period from November 29, 2011 until December 31, 2012

29-11-2011 - 31-12-2012
(in thousands of US dollars)

Cash flows from operating activities:
Net loss	(940,703)
Adjustments for:
Depreciation	4,319
Changes in working capital:
Decrease (increase) in trade receivables	(180,870)
(Decrease) increase in trade and other payables	403,516
226,965

Cash flows from operating activities	(713,738)

Cash flows from investing activities:
Investment in intangible assets	(211,875)
Investment in tangible fixed assets	(18,191)

Cash flows (used in) from investing activities	(230,066)

Cash flows from financing activities:
Proceeds from issue of share capital	1,010,754
Proceeds from borrowing	30,235

Cash flows from financing activities	1,040,989

Net (decrease) increase in cash and cash equivalents	97,185

Cash and cash equivalents at beginning of period	-

Cash and cash equivalents at end of period	97,185

The notes on page 9 to 19 are an integral part of these consolidated financial statements	page 8

Eleqt Ltd., United Kingdom

Notes to consolidated financial statements for the period ended December 31, 2012

(1)	General

Eleqt Ltd. (the “Company”) was incorporated on the 29th of November 2011. The business of the Company is a social media platform company targeting high net worth individuals. These financial statements cover the period from date of incorporation to December 31, 2012.

The consolidated financial statements of the Company as of and for the period ended December 31, 2012 comprise the Company and its subsidiaries together referred to as the “Group”.

Basis of preparation

Statement of compliance

The accompanying consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). The significant accounting policies are summarized below.

The consolidated financial statements were authorized for issue by the Board of Directors on October 18, 2013.

Basis of measurement

The consolidated financial statements have been prepared on the historical cost basis unless otherwise stated.

Functional and presentation currency

These consolidated financial statements are presented in US dollars, which is the Company’s functional currency.

Use of estimates

The preparation of the consolidated financial statements in conformity with IFRS requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected.

Going concern basis of accounting

As laid out in the Company’s strategy, the Company is investing heavily in technology, organization, international roll-out and market share growth in order to become the world’s leading exclusive social network. The Company is in the early stages of its development and as a result, historically, the Company has had operating losses, and negative cash flows from operations.

The Company and its subsidiaries have seen significant growth in revenue in every year of its existence and a steady improvement in net result. However, the Company will seek to raise additional capital in order to further accelerate its growth. The successful completion of this may be adversely impacted by uncertain market conditions, changes in the Competitive landscape and failure to reach certain milestones. To address its financing requirements, the company will seek financing through debt and/or equity financings, asset sales, and rights offerings to new and existing shareholders. The outcome of these matters cannot be predicted at this time.

Eleqt Ltd., United Kingdom

Management expects that it will be able to acquire sufficient capital, both from its operating cash flow and from financing activities, to remain fully operational in the foreseeable future.

New standards and amendments to standards effective January 1, 2012

A number of new standards, amendments to standards and interpretations are effective for annual periods beginning on January 1, 2012 and have been applied in preparing these financial statements. None of these standards have significant effect on the measurement of the amounts recognized in the financial statements of the Company. The standards, interpretations and amendments issued but not yet effective are expected to have a limited impact on the financial statements.

Business combinations

On January 27, 2012 the Company acquired Elysiants N.V. and Qubers Limited by means of transfer of the entire issued share capital of Elysiants N.V. by the shareholders of Elysiants N.V. and transfer of the entire issued share capital of Qubers Limited by Quintessentially Publishing Limited. In return the former shareholders of Elysiants N.V. and Quintessentially Publishing Limited received issued shares in the Company.

The identifiable assets acquired and liabilities assumed are recognized as per acquisition date.

Summary of significant accounting policies

Basis of consolidation

The consolidated financial statements include the financial data of the Company and its group companies and other companies controlled by the Company. Control exists when the Company has the power, directly or indirectly, to govern the financial and operating policies of an entity so as to obtain benefits from its activities. Group companies are participating interests in which the Company has a direct and indirect controlling interest.

Subsidiaries are entities controlled by the Group. The financial statements of subsidiaries are included in the consolidated financial statements from the date that control commences until the date that control ceases.

Intra-group balances, and any other unrealized income and expenses arising from intra-group transactions, are eliminated in preparing the consolidated financial statements. Non-controlling interest are measured at their proportionate share of identifiable net assets (which are generally at fair value). Adjustments to non-controlling interests are based on proportionate amount of the net assets of the subsidiary.

Foreign currency transactions

Monetary assets and liabilities denominated in foreign currencies are translated to US dollars at the foreign currency closing exchange rate at the reporting date. Transactions in foreign currencies are translated at the foreign currency exchange rate at the date of the transactions. Foreign currency exchange differences arising on translation are recognized in the profit and loss account.

Financial instruments

Non-derivative financial assets

The Group initially recognizes receivables on the date that they are originated. The Group derecognizes a financial asset when the contractual rights to the cash flows from the asset expire, or it transfers the rights to receive the contractual cash flows in a transaction in which substantially all the risks and rewards of ownership of the financial asset are transferred.

Financial assets and liabilities are offset and the net amount presented in the statement of financial position when, and only when, the Group has a legal right to offset the amounts and intends either to settle them on a net basis or to realize the asset and settle the liability simultaneously.

Eleqt Ltd., United Kingdom

The Group classifies non-derivative financial assets into the category: loans and receivables.

Loans and receivables

Loans and receivables are financial assets with fixed or determinable payments that are not quoted in an active market. Such assets are recognized initially at fair value plus any directly attributable transaction costs. Subsequently to initial recognition, loans and receivables are measured at amortized cost using the effective interest method, less any impairment losses.

Loans and receivables comprise cash and cash equivalents, and trade and other receivables. Cash and cash equivalents comprise cash balances.

Non-derivative financial liabilities

All financial liabilities are recognized initially on the trade date, which is the date that the Group becomes a party to the contractual provisions of the instrument. The Group derecognizes a financial liability when its contractual obligations are discharged, cancelled or expire. The Group classifies non-derivative financial liabilities into the other financial liabilities category. Such financial liabilities are recognized initially at fair value less any directly attributable transaction costs. Subsequent to initial recognition, these financial liabilities are measured at amortized cost using the effective interest method. Financial liabilities comprise loan and borrowings and trade and other payables.

The Group does not hold any derivative financial instruments.

Tangible fixed assets

The valuation of tangible fixed assets is based on the purchase price of an asset less accumulated depreciation. Depreciation is recognized on a straight-line basis over the estimated useful lives of each item of the tangible fixed assets, taking into consideration residual value if any. The estimated useful lives are 3 years for automated equipment and 5 years for office equipment.

Intangible fixed assets

Development activities involve a plan or design for the production of new or substantially improved products and processes. Development expenditure is capitalized only if development costs can be measured reliably, the product or process is technically and commercially feasible, future economic benefits are probable, and the Group intends to and has sufficient resources to complete development and to use or sell the asset. The expenditure capitalized includes the cost of direct labour and overhead costs that are directly attributable to preparing the asset for its intended use. Other development expenditure is recognized in profit or loss as incurred. Intangible fixed assets are amortized on straight-line basis in profit and loss over their estimated useful lives, from the date that they are available for use.

Impairment of non-derivative financial assets

A financial asset not classified as at fair value through profit or loss, is assessed at each reporting date to determine whether there is objective evidence that it is impaired. A financial asset is impaired if there is objective evidence of impairment as a result of one or more events that occurred after the initial recognition of the asset, and that loss event(s) had an impact on the estimated future cash flows of that asset that can be estimated reliably.

Objective evidence that financial assets are impaired includes default or delinquency by a debtor, restructuring of an amount due to the Group on terms that the Group would not consider otherwise and indications that a debtor or issuer will enter bankruptcy adverse changes in the payment status of borrowers or issuers.

Eleqt Ltd., United Kingdom

Financial assets measured at amortized cost

The Group considers evidence of impairment for financial assets (receivables) measured at amortized cost at both specific asset and collective level. All individually significant assets are assessed for specific impairment. Those found not to be specifically impaired are then collectively assessed for any impairment that has been incurred but not yet identified. Assets that are not individually significant are collectively assessed for impairment by grouping together assets with similar risk characteristics.

In assessing collective impairment, the Group uses historical trend of the probability of default, the timing of recoveries and the amount of loss incurred, adjusted for management’s judgment as to whether current economic and credit conditions are such that the actual losses are like to be greater or lesser than suggested by historical trends.

An impairment loss in respect of a financial asset measured at amortized cost is calculated as the difference between its carrying amount and the expected recoverable amount. Losses are recognized in profit or loss and reflected in an allowance accounts against receivables. When an event occurring after the impairment was recognized causes the amount of impairment loss to decrease, the decrease in impairment loss is reversed through profit or loss.

Non-financial assets

The carrying amounts of the Group’s non-financial assets are reviewed at each reporting date to determine whether there is any indication of impairment. If any indication exists, then the asset’s recoverable amount is estimated. An impairment loss is recognized if the carrying amount of an asset or cash-generating unit exceeds its recoverable amount. The recoverable amount of an asset is the greater of its value in use and its fair value less costs to sell. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset.

Employee benefits

Share-based payment transactions

The grant-date fair value of share-based payment awards granted to employees is recognized as an employee expense, with a corresponding increase in equity, over the period that the employees become unconditionally entitled to the awards. The amount recognized as an expense is adjusted to reflect the number of awards for which the related service conditions are expected to be met, such that the amount ultimately recognized as an expense is based on the number of awards that meet the related service conditions at the vesting date.

Results

The results are determined by recognizing revenues and expenses in the period to which they are related, unless mentioned otherwise.

Finance cost

Finance costs comprise interest expense on borrowings that are recognized in profit or loss using the effective interest method. Foreign currency gains and losses on financial assets and financial liabilities are reported on a net basis as either finance income or finance cost depending on whether foreign currency movements are in a net gain or net loss position.

Tax

Tax expense comprises current tax. Current tax is the expected tax payable or receivable on the taxable income or loss for the period, using tax rated enacted or substantively enacted at the reporting date, and any adjustment to tax payable in respect of previous years. Current tax is recognized in profit or loss.

Eleqt Ltd., United Kingdom

(2)	Tangible fixed assets

Movements in tangible fixed assets are as follows:

	Automated equipment	Office equipment	Total
(in US dollars)

Movements during the period
Acquisitions (at book value)	8,362	2,920	11,282
Investments	6,069	844	6,913
Depreciation	(2,379)	(1,940)	(4,319)
Balance at December 31, 2012	12,048	1,824	13,872

Cost	14,431	3,764	18,195
Accumulated depreciation	(2,379)	(1,940)	(4,319)

Carrying amount	12,048	1,824	13,872

(3)	Intangible fixed assets

Movements in tangible fixed assets are as follows:

Website Development costs
(in US dollars)

Movements during the period
Internally developed website development costs	211,875
Amortization for the period	-
Balance at December 31, 2012	211,875

Internally developed website development costs	211,875
Accumulated amortization	-

Carrying amount	211,785

As per December 31, 2012 the website was not available for use. Therefore the development costs are not amortized.

(4)	Trade and other receivables

31-12-2012
(in US dollars)

Trade receivables	150,606
Other receivables	30,264

180,870

Eleqt Ltd., United Kingdom

Trade receivables
31-12-2012
(in US dollars)

Trade receivables	225,334
Impairment loss recognized	(74,728)

150,606
Other receivables
31-12-2012
(in US dollars)

Guarantee deposits	25,751
Other receivables	4,513

30,264

(5)	Cash and cash equivalents

31-12-2012
(in US dollars)

MCB Bank (ANG)	1,750
MeesPierson (USD)	57,553
MeesPierson (EUR)	2,086
HSCB	2,120
Banco di Caribe	30,250
Cash	1,930
Suspense accounts cash	7,200

97,185

(6)	Non-current liabilities

31-12-2012
(in US dollars)

Proceeds from issue of convertible notes during the period	350,000
Interest expense during the period	10,281
Notes converted to equity during the period	(360,281)

Balance at December 31, 2012	-

Eleqt Ltd., United Kingdom

(7)	Current liabilities

31-12-2012
(in US dollars)

Debt to shareholders	30,235
Trade payables	98,911
Other payables	304,605

433,751

Debt to shareholders
31-12-2012
(in US dollars)

Debt to shareholders	30,235

The debt to shareholders is not an interest-bearing debt. There is no repayment schedules agreed.

Trade payables

31-12-2012
(in US dollars)

Trade payables	98,911

Other payables

31-12-2012
(in US dollars)

Tax and social security premiums	107,117
Debts to employees	15,654
Personnel expenses payable	7,301
Other payables	174,533

304,605

The term of current liabilities is less than one year. The other payables include unearned revenues.

(8)	Financial Risk Management

The Group has exposure to the following risks from its use of financial instruments:

- Credit risk

- Liquidity risk

- Market risk

This note presents information about the Group’s exposure to each of the above risks, the Group’s objectives, policies and processes for measuring and managing risk, and the Group’s management of capital. Further quantitative disclosures are included throughout these consolidated financial statements.

Eleqt Ltd., United Kingdom

Credit risk

Credit risk is the risk of financial loss to the Group if a customer or counterparty to a financial instrument fails to meet its contractual obligations, and arises principally from the Group’s receivables from customers and bank balances. The Company does not expect significant risk from bank balances which are held with well-established financial institutions.

Trade and other receivables

The Company’s exposure to credit risk is influenced mainly by the individual characteristics of each customer. The demographics of the Company’s customer base, including the default risk of the industry and country in which customers operate has less of an influence on credit risk.

The Company establishes an allowance for impairment that represents its estimate of incurred losses in respect of trade and other receivables. The allowance is determined by management based on customer by customer analyze.

Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation. The Company has a strict cash flow monitor process in which on a continue basis cash flows are projected and analyzed. The Company is funded from revenues of realized sales as well as finance activities.

Market risk

Market risk is the risk that changes in market prices, such as foreign exchange rates, interest rates and equity prices, will affect the Company’s income or the value of its holdings of financial instruments. The objective of market risk management is to manage and control market risk exposures within acceptable parameters, while optimizing the return. The Company currency exchange risk is limited. Most of the transactions are US Dollar or Euro related. There are no interesting baring debt or receivables.

(9)	Contingencies

The Company has no contingencies as per December 31, 2012.

(10)	Related parties

We refer to note 16, share option program.

(11)	Group entities

	Country of incorporation	Ownership % 2012
(in US dollars)

Elysiants N.V.	Curaçao	100%
Qubers Limited.	UK	100%
Elysiants International B.V.	Netherlands	100%
Elysiants Hong Kong Limited.	China	70%

Eleqt Ltd., United Kingdom

(12)	Revenue

29-11-2011 -
31-12-2012
(in US dollars)

Brand profile	405,397
Hotspot	111,308
Events	407,106
Other	104,035

1,012,496

(13)	Personnel expenses

29-11-2011 -
31-12-2012
(in US dollars)

Salaries (including social security costs)	485,987
Management fees	113,805
Contracters	107,051

706,843

The Company has 20 FTE as per December 31, 2012.

(14)	General expenses

29-11-2011 -
31-12-2012
(in US dollars)

Consultancy and professional expenses	140,272
Travel and accommodation expenses	54,971
Telephone expenses	49,775
Internet	40,047
Representation costs	25,892
Office supplies	19,504
Bank charges	10,514
Web expenses	4,760

345,735

(15)	Share option program

On January 27, 2012 the Group established a share option program that entitle key management and personnel to purchase shares in the Company. The vesting condition of the share option is 3 years’ service from the grant date. During the period ended December 31, 2012 in total 295 share option were granted to personnel.

The fair value of the share-based options was measured based on the Black-Scholes formula. Fair value at grant date is USD44. Expected volatility (5%) is estimated by considering historic volatility of the Company’s share price.

Eleqt Ltd., United Kingdom

The inputs used in the measurement of the fair values at grant date of the share-based options were as follows:

•	Expected volatility is 5%.
•	Exercise price is USD1,000.
•	Time to maturity is 2.5 year
•	Risk-free interest rate is 1%

(16)	Subsequent events

Management has evaluated the need for disclosures and adjustments resulting from subsequent events from January 1, 2013 to October 18, 2013, the date the financial statements were available to be issued. In 2013 the Company successfully attracted new financing from both existing and new shareholders. There were no further subsequent events requiring disclosures and/or adjustments.

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